Exhibit 99.1

NEWS RELEASE

Entegris and Element Solutions Terminate Distribution Agreement

Entegris to receive $200 million in exchange for ending exclusive ViaForm® copper damascene products distribution arrangement

Billerica, MA, June 5, 2023 – Entegris, Inc. (NASDAQ: ENTG), a leading supplier of advanced materials and process solutions for the semiconductor and other high-tech industries, today announced that it has terminated its distribution agreement with MacDermid Alpha Electronics Solutions, a business unit of Element Solutions Inc (NYSE: ESI), in exchange for $200 million. Entegris has received $170 million at closing and the remainder will be paid at the conclusion of a transitionary period. This distribution agreement, originally entered into in 2003, provided Entegris the exclusive right to distribute MacDermid Enthone ViaForm® copper plating chemistries, which are used in front-end chip making electrochemical deposition processes. Entegris is committed to ensuring a smooth customer transition process in connection with this transaction.

Entegris expects that the proceeds of this transaction will contribute to further debt paydown. In 2022, the ViaForm® product had sales of approximately $55 million.

Element Solutions is the manufacturer of the ViaForm® product line, which Entegris has sold under a distribution agreement as a part of Entegris’ Specialty Chemicals and Engineered Materials (SCEM) division product offerings. This transaction is consistent with Entegris’ focus on assets that the company believes have the greatest long-term strategic value for Entegris and best positions it to serve its customers with advanced materials for the leading-edge technology nodes. This transaction does not include any other surface preparation and integration products or other product lines within SCEM division.

About Entegris
Entegris is a leading supplier of advanced materials and process solutions for the semiconductor and other high-tech industries. Entegris has approximately 9,000 employees throughout its global operations and is ISO 9001 certified. It has manufacturing, customer service and/or research facilities in the United States, Canada, China, France, Germany, Israel, Italy, Japan, Malaysia, Singapore, South Korea, the United Kingdom, and Taiwan. Additional information can be found at www.entegris.com.

ENTEGRIS, INC. entegris.com	129 Concord Road, Building 2 Billerica, MA 01821 USA	T +1 978 436 6500 F +1 978 436 6735

Entegris and Element Solutions Terminate Distribution Agreement

Forward-Looking Statements
Certain statements herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Such forward-looking statements are often identified by words such as “anticipate,” “approximate,” “believe,” “commit,” “continue,” “could,” “estimate,” “expect,” “hope,” “intend,” “may,” “outlook,” “plan,” “project,” “potential,” “should,” “would,” “will” and other similar words or expressions. Such forward-looking statements reflect Entegris’ current expectations or beliefs concerning future events and actual events may differ materially from historical results or current expectations. The reader is cautioned not to place undue reliance on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of uncertainties, risks, assumptions and other factors, many of which are outside the control of Entegris. The forward-looking statements in this document address a variety of subjects including, for example, the receipt of the remainder of the proceeds and further debt paydown. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the possibility that Entegris may not fully realize the full proceeds of the transaction; and the reaction of stakeholders to the transaction. In addition, actual results are subject to other risks and uncertainties that relate more broadly to Entegris’ overall business, including those more fully described in Entegris’ filings with the Securities and Exchange Commission (“SEC”), including its annual report on Form 10-K for the fiscal year ended December 31, 2022 and subsequent quarterly reports on Form 10-Q. The forward-looking statements in this document speak only as of this date. The Company undertakes no obligation to revise or update publicly any forward-looking statement, except as required by law.

Investor Contact: Bill Seymour VP of Investor Relations, Treasury & Communications + 1 952 556 1844 bill.seymour@entegris.com	Media Contact: Connie Chandler Senior Director of Corporate Communications +1 978 436 6546 connie.chandler@entegris.com

Entegris, Inc.  |  page 2 of  2